                                                                     Exhibit 8.1

                                                      October 19, 2004

                     [Letterhead of Chadbourne & Parke LLP]

OPINION LETTER

Ormat Technologies, Inc.
980 Greg Street
Sparks, Nevada 89431

Ladies and Gentlemen:

              We have acted as special United States tax counsel to Ormat
Technologies, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the registration statement on Form S-1 (the "Registration
Statement") and the related prospectus (the "Prospectus") with respect to the initial public offering by the Company of its common stock (the "Shares"). The
Company is filing the Registration Statement with the Securities and Exchange
Commission (the "Commission") under the Securities Act of 1933, as amended (the
"Securities Act"). This opinion is furnished in connection with the Registration
Statement. Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Registration Statement and Prospectus.

              In that connection, we have reviewed the Registration Statement and the Prospectus and such other documents and corporate records as we have deemed necessary or appropriate in order to enable us to render the opinion below. We have relied upon statements and representations made by the Company, and the facts, representations, assumptions and other information stated in the
Registration Statement and Prospectus, and such other documents as we have deemed appropriate, and we have assumed that such statements and representations are true without regard to any qualifications as to knowledge, belief,

Ormat Technologies, Inc.              -2-                      October 19, 2004

materiality or substantiality. Our opinion is conditioned upon, among other things, the initial and continuing truth, accuracy, validity and completeness of the items described above on which we are relying.

              Based upon and subject to the foregoing, although the information set forth under the heading "United States Federal Income Tax Consequences to
Non-U.S. Holders" in the Prospectus does not purport to discuss all possible
United States federal income tax consequences of an investment in the Shares, in our opinion, subject to the limitations and qualifications set forth in the
Prospectus, and except for the specific discussion regarding the Company's belief that it will not be classified as a United States real property holding corporation as of the date of the offering and that it does not expect to become a United States real property holding corporation, the information set forth under the heading "United States Federal Income Tax Consequences to Non-U.S.
Holders", to the extent such information constitutes matters of law or legal conclusions, is accurate in all material respects as of the date of the
Prospectus.

              In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"),
Treasury Department regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service and such other authorities as we have considered relevant. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time (possibly with retroactive effect). A change in the authorities or the accuracy or completeness of any of the facts, information, documents, corporate records,

Ormat Technologies, Inc.              -3-                      October 19, 2004

covenants, statements, rulings, representations or assumptions on which our opinion is based could affect our conclusions. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes (including changes that have retroactive effect)
(i) in applicable law or (ii) in any fact, information, document, corporate record, covenant, statement, representation or assumption stated herein that becomes untrue or incorrect. Further, legal opinions are not binding upon the
Internal Revenue Service and there can be no assurance that contrary positions may not be asserted by the Internal Revenue Service. Any variation or difference in any fact from those set forth or assumed either herein or in the Registration
Statement or Prospectus may affect the conclusions stated herein.

              This letter is furnished to you for use in connection with the
Registration Statement and is solely for your benefit and the benefit of your shareholders at the time of the initial public offering. It is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our express written permission. This letter may not be relied upon or used by any entity or person other than you and your shareholders at the time of the initial public offering. Our opinion is not intended to be, nor should it be construed to be, specific tax advice to any shareholder of the Company. Accordingly, each such shareholder is urged to consult with his or her own tax advisor as to the specific tax consequences to him or her of an investment in the Shares.

                                               Very truly yours,

                                               /s/ Chadbourne & Parke LLP